Exhibit 10.9

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”), dated as of this ___ day of August 2021 (the “Effective Date”), is entered into by and among (i) Canna-Global Acquisition Corp, a Delaware corporation (the “Company”), and (ii) Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, the Company will have deposited up to $6,875,000 (the “Escrowed Amount”) into Escrow Agent’s escrow account;

NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment of Escrow Agent. The Company hereby appoints the Escrow Agent, as escrow agent for the purposes set forth herein, and the Escrow Agent accepts such appointment under the terms and conditions set forth in this Agreement.

2. Deposit of Escrow.

(a) The Company will have deposited on its behalf the Escrowed Amount with the Escrow Agent. The Escrowed Amount will be held in a non-interest bearing account maintained by the Escrow Agent.

(b) The Escrowed Amount may not be released from Escrow except as provided in Section 3.

3. Release of Escrow.

(a) Upon receiving written instructions from the Company advising the Escrow Agent that the Company’s initial public offering is closing, the Escrow Agent shall promptly release the Escrowed Amount to the trustee for the Company’s trust account as indicated in the Company’s initial public offering prospectus in accordance with the wire transfer instructions provided by the Company.

(b) Upon receiving written instructions from the Company advising the Escrow Agent that the Company, Company management and Company sponsors are no longer pursuing an initial public offering, the Escrow Agent shall promptly release the Escrowed Amount as directed by the Company.

(c) In the event that the Escrow Agent has not received a notice pursuant to Section 3(a) by ________, 2021 (the “Termination Date”), the Escrow Agent will return any portion of the Escrowed Amount the Escrow Agent received to the persons who deposited it without interest or deduction; provided, however, that the Termination Date may be extended to a later date by mutual agreement of the Escrow Agent and the Company.

4. Concerning the Escrow Agent.

(a) The Escrow Agent shall not have any liability to any of the parties to this Agreement or to any third party arising out of its services as Escrow Agent under this Agreement, except for damages directly resulting from the Escrow Agent’s gross negligence or willful misconduct.

(b) Upon any delivery or deposit with a court or successor escrow agent of the Escrowed Amount in accordance with this Agreement, the Escrow Agent shall be fully and forever released and discharged from any liability for serving as Escrow Agent and from any further obligation under this Agreement.

(c) The Company shall indemnify the Escrow Agent and hold it harmless against any loss, liability, damage or expense (including reasonable attorneys’ fees) that the Escrow Agent may incur as a result of acting as escrow agent under this Agreement, except for any loss, liability, damage or expense arising from its own gross negligence or willful misconduct.

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(d) For this purpose, the term “attorneys’ fees” includes out-of-pocket fees payable to any counsel, including Continental Stock Transfer & Trust Company, retained by the Escrow Agent in connection with its services under this Agreement (other than fees incurred in connection with the drafting and negotiation of this Agreement) and, with respect to any matter arising under this Agreement as to which the Escrow Agent performs legal services (other than fees incurred in connection with the drafting and negotiation of this Agreement), its standard hourly rates and charges then in effect.

(e) The Escrow Agent shall be entitled to rely upon any judgment, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity of, or the correctness of any fact stated in, that document and irrespective of any facts the Escrow Agent may know or be deemed to know in any other capacity.

(f) The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with this Agreement has been duly authorized to do so.

(g) The Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The Escrow Agent shall not have any obligations arising out of or be bound by the provisions of any other agreement, written or oral, including, but not limited to, the Purchase Agreement.

(h) All of the Escrow Agent’s rights of indemnification provided for in this Agreement shall survive the resignation of the Escrow Agent, its replacement by a successor Escrow Agent, its delivery or deposit of the Escrow in accordance with this Agreement, the termination of this Agreement, and any other event that occurs after the Effective Date.

(i) If any dispute arises in connection with this Agreement, the Escrow Agent may at any time commence an action in the nature of interpleader or other legal proceedings and may deposit the Escrowed Amount with the clerk of the court.

(j) The Escrow Agent shall have no responsibility with respect to the sufficiency of the arrangements contemplated by this Escrow Agreement to accomplish the intentions of the parties.

5. Representations.

(a) Each of the Company and the Escrow Agent severally represents and warrants as to itself, himself or herself (as applicable) that (a) it, he or she (as applicable) has full power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by it, he or she (as applicable) was duly authorized by all necessary corporate, partnership or other action; and (c) this Agreement is enforceable against it, he or she (as applicable) in accordance with its terms.

(b) The Company represents and warrants that the Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its best judgment, and may rely conclusively and may act upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Company represents and warrants that the Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrowed Amount or it may deposit the Escrowed Amount with the clerk of any appropriate court or it may retain the Escrowed Amount pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrowed Amount are to be disbursed and delivered.

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6. Resignation; Successor Escrow Agent.

(a) The Escrow Agent (and any successor escrow agent) may at any time resign as such upon five (5) days’ prior notice to each of the other parties. Upon receipt of a notice of resignation, the Company shall use its best efforts to select a successor agent within five (5) days, but if within that five-day period the Escrow Agent has not received a notice signed by the Company appointing a successor escrow agent and setting forth its name and address, the Escrow Agent may (but shall not be obligated to) select on behalf of the Company a bank or trust company to act as successor escrow agent, for such compensation as that bank or trust company customarily charges and on such terms and conditions not inconsistent with this Agreement as that bank or trust company reasonably requires.

(b) The fees and charges of any successor escrow agent shall be paid by the Company. A successor escrow agent selected by the resigning Escrow Agent may become the successor escrow agent by confirming in writing its acceptance of the position. The Company shall sign such other documents as the successor escrow agent reasonably requests in connection with its appointment, and each of them hereby irrevocably appoints the Escrow Agent as its attorney-in-fact to sign all such documents in its name and place.

(c) The Escrow Agent may deliver the Escrow Amount to the successor escrow agent selected pursuant to this provision and, upon such delivery, the successor escrow agent shall become the Escrow Agent for all purposes under this Agreement and shall have all of the rights and obligations of the Escrow Agent under this Agreement and the resigning Escrow Agent shall have no further responsibilities or obligations under this Agreement.

7. Notices.

Any notice or other communication under this Agreement shall be in writing and shall be considered given when (a) sent by telecopier, with receipt confirmed, (b) delivered personally, or (c) one business day after being sent by recognized overnight courier, to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other):

If to Company:

Canna-Global Acquisition Corp

4640 Admiralty Way, Suite 500

Marina Del Rey, California 90292

Attn: Antony Gordon

Chief Executive Officer

If to Escrow Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Compliance Department

8. Miscellaneous.

(a) This Agreement shall terminate immediately after the disbursement by the Escrow Agent of all amounts held in escrow.

(b) All fees and expenses of the Escrow Agent shall be borne by the Company. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder including but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

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(c) If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, the remaining provisions of this Agreement shall not be affected thereby, and the invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction. It is understood, however, that the parties intend each provision of this Agreement to be valid and enforceable and each of them waives all rights to object to any provision of this Agreement.

(d) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign its rights or obligations under this Agreement or any interest in the Escrow Amount without the written consent of the other parties, and any other purported assignment shall be void. In no event shall the Escrow Agent be required to act upon, or be bound by, any notice, instruction, objection or other communication given by a person other than the Company.

(e) This Agreement shall be governed by and construed in accordance with the law of the State of Delaware applicable to agreements made and to be performed in Delaware.

(f) The Supreme Court of the State of Delaware, and the United States District Court for Delaware shall have exclusive jurisdiction over the parties (and the subject matter) with respect to any dispute or controversy arising under or in connection with this Agreement. A summons or complaint or other process in any such action or proceeding served by United States certified mail or in such other manner as may be permitted by law shall be valid and sufficient service.

(g) This Agreement contains a complete statement of the arrangements among the parties with respect to the subject matter hereof and cannot be changed or terminated orally. Any waiver must be in writing.

(h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

(i) The section headings used herein are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties to this Agreement have executed, or caused to be executed on their behalf, this Agreement as of the date first above written.

Company:

Canna-Global Acquisition Corp

By:
Name:	Antony Gordon
Title:	Chief Executive Officer

Escrow Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

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